Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-5456, 33-38590, 33-39374, 33-53763, 33-53899, 33-801767, 333-101767, 333-116466, 333-109359 and 333-110726) of CLARCOR Inc. of our report dated February 6, 2006 relating to the financial statements, the financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
February 6, 2006